Exhibit 99.1

NEWS RELEASE

Charles River Laboratories Announces Third-Quarter 2026 Results

WILMINGTON, MA, November 4, 2026 – Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter ended September 26, 2026.

Key Highlights
•Reports third-quarter revenue of $982.7 million, GAAP earnings per share of $6.86, and non-GAAP earnings per share of $3.09.
•Organic revenue growth of 4.7%, outperforming the Company's prior outlook and representing a return to organic revenue growth for the second consecutive quarter.
•Operating margin increased year-over-year, with non-GAAP operating margin increasing 330 basis points to 23.0% and GAAP operating margin increasing 730 basis points to 20.6%.
•Non-GAAP earnings per share increased 27.2% year-over-year.
•Increases 2026 guidance for revenue and non-GAAP earnings per share.
•Organic revenue guidance increasing by 100 basis points and non-GAAP earnings per share guidance increasing by $0.15 at midpoint.
•Guidance increases primarily driven by third-quarter outperformance, led by a better-than-expected performance in the DSA segment and a lower tax rate.
•Charles River unveiled its Pathway to Purpose strategic vision and Create the FutureTM initiative at its 2026 Investor Day, outlining initiatives designed to enhance operational excellence, strengthen scientific leadership, and drive long-term value creation.
•The Company advanced modernization efforts through the implementation of its Endosafe® Cartridge Technology Automated Manufacturing Suite, which utilizes a fully automated production suite to increase production capacity and strengthen manufacturing controls and digital traceability. In addition, the Company partnered with Autolomous to launch Apollo OrchestrateTM, a new capability within Charles River's Apollo® platform to digitize and transform laboratory workflows, increase efficiency, and provide greater transparency and connectivity with clients.
•Charles River has also taken steps to continue to strengthen its scientific capabilities. It recently announced an industry collaboration with the U.S. Food and Drug Administration (FDA) to validate preclinical screening tools to quantify and rank the abuse potential of new drugs.
•To further advance its Alternative Methods Advancement ProjectTM (AMAPTM) initiative, the Company introduced a new, rapid cell banking program designed to significantly accelerate product release timelines in its Biologics Testing Solutions business by incorporating in vitro next-generation sequencing capabilities into the cell bank production process. In addition, its Virtual Control Group (VCG) database and methodology will be

Exhibit 99.1
used in an upcoming Good Laboratory Practice (GLP)-compliant safety assessment study for Ipsen.

Third-Quarter Results
Revenue was $982.7 million, a decrease of 2.2% from $1,004.9 million in the third quarter of 2025, primarily driven by the impact of the May 2026 divestitures. On an organic basis, revenue increased 4.7%, driven by revenue growth in the Manufacturing Solutions (Manufacturing) and Discovery and Safety Assessment (DSA) segments. Organic revenue growth excludes the effect of acquisitions, divestitures, and foreign currency translation.

In the third quarter of 2026, the GAAP operating margin was 20.6%, compared to 13.3% in the third quarter of 2025, driven primarily by a benefit of $44.6 million in the DSA segment from the reversal of acquired non-income tax reserves following newly enacted tax legislation and completion of certain tax requirements in a foreign jurisdiction. The GAAP net income available to common shareholders for the third quarter of 2026 was $333.1 million, or $6.86 per diluted share, compared to GAAP net income of $54.4 million, or $1.10 per diluted share for the same period in 2025. The GAAP net income and earnings per share increases included a benefit totaling $245.6 million, or $5.06 per share, associated with the reversal of acquired tax reserves following newly enacted tax legislation and completion of certain tax requirements in a foreign jurisdiction.

On a non-GAAP basis, the third-quarter operating margin increased to 23.0% from 19.7% in the third quarter of 2025, primarily as a result of the benefit of the CDMO divestiture and operating leverage from higher sales volume for safety assessment services. Non-GAAP net income was $150.1 million for the third quarter of 2026, an increase of 24.8% from $120.3 million for the same period in 2025. Third-quarter diluted earnings per share on a non-GAAP basis were $3.09, an increase of 27.2% from $2.43 per share in the third quarter of 2025. The non-GAAP net income and earnings per share increases were driven primarily by the higher operating margin and a lower tax rate.

Birgit Girshick, Chief Executive Officer, said, “In the third quarter, we were encouraged by the continued strength of the biopharmaceutical demand environment and that was reflected in our financial results. Revenue and earnings per share outperformed our prior expectations, DSA net bookings and proposals continued to show robust, year-over-year increases, and we continued to make meaningful progress towards our strategy and long-term financial targets. We see significant opportunities to continue to strengthen Charles River’s position as a leading scientific partner for regulated testing across the drug development continuum. Through our Pathway to Purpose strategy, we are building a more agile, client-centric organization that will deepen client relationships, expand engagement across our portfolio, and increase our share of R&D spend as demand trends continue to improve."
Third-Quarter Segment Results
Discovery and Safety Assessment (DSA)
Revenue for the DSA segment was $596.3 million in the third quarter of 2026, a decrease of 0.7% from $600.7 million in the third quarter of 2025, primarily driven by the divestiture of

Exhibit 99.1
certain European Discovery Services sites. Organic revenue increased by 5.9%, driven primarily by higher study volume for regulated safety assessment services.

In the third quarter of 2026, the DSA segment’s GAAP operating margin increased to 28.9% from 20.5% in the third quarter of 2025. The increase was primarily driven by the reversal of acquired non-income tax reserves. On a non-GAAP basis, the operating margin increased to 26.8% from 25.4% in the third quarter of 2025. The non-GAAP operating margin increase was primarily driven by operating leverage from higher study volume for regulated safety assessment services, as well as lower sourcing costs for large research models.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $178.9 million in the third quarter of 2026, a decrease of 6.2% from $190.7 million in the third quarter of 2025, primarily driven by the CDMO divestiture. Organic revenue increased 7.4%, driven by strong demand in both the Biologics Testing Solutions and Microbial Solutions businesses.
The Manufacturing segment’s GAAP operating margin was 35.7%, compared to 20.9% in the third quarter of 2025. On a non-GAAP basis, the operating margin increased to 38.6% from 26.7% in the third quarter of 2025. The GAAP and non-GAAP increases were driven primarily by the benefit of the CDMO divestiture.
Research Models and Services (RMS)
Revenue for the RMS segment was $207.5 million in the third quarter of 2026, a decrease of 2.8% from $213.5 million in the third quarter of 2025, primarily driven by the Cell Solutions divestiture. Organic revenue decreased by 0.6%, due primarily to lower revenue for small research models in North America and for large research models. The decline was partially offset by higher revenue for small research models in China and for research model services, particularly the Insourcing Solutions business.

In the third quarter of 2026, the RMS segment’s GAAP operating margin increased to 19.9% from 16.2% in the third quarter of 2025, primarily due to lower costs related to the Cell Solutions divestiture and restructuring initiatives. On a non-GAAP basis, the operating margin decreased to 24.4% from 25.0%. The non-GAAP operating margin decrease was primarily driven by the impact of an unfavorable revenue mix, both geographically and related to large research models.

2026 Guidance Update
The Company is increasing its 2026 revenue and earnings per share guidance, which was last updated on August 5, 2026. This increase primarily reflects the third-quarter outperformance, which was principally driven by the better-than-expected performance in the DSA segment and a lower tax rate. On a GAAP basis, the Company is also increasing its earnings per share guidance, due primarily to the third-quarter benefit associated with the reversal of acquired tax reserves.

Exhibit 99.1

The Company’s 2026 guidance for revenue and earnings per share is as follows:

2026 GUIDANCE	CURRENT	PRIOR
Revenue growth/(decrease), reported	(2.0)% - (1.5)%	(3.5)% - (2.5)%
Less: Contribution from acquisitions	0.0% - (0.5)%	0.0% - (0.5)%
Add: Impact from divestitures	~4.5%	~4.5%
Less: Favorable impact of foreign exchange	(0.5)% - (1.0)%	(0.5)% - (1.0)%
Revenue growth/(decrease), organic (1)	At least +1.5%	0.0% - 1.0%
GAAP EPS estimate	$8.15 – $8.35	$3.05 – $3.35
Acquisition-related amortization (2)	~$2.10	~$2.30
Acquisition- and divestiture-related costs (3)	~$4.70	~$4.75
Reversal of acquired tax reserves (4)	($5.03)	--
Costs associated with restructuring and efficiency initiatives (5)	~$1.50	~$1.20
Other, net (6)	($0.03)	($0.17)
Non-GAAP EPS estimate	$11.35 – $11.55	$11.15 – $11.45

Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures (including the CDMO and Cell Solutions businesses, as well as certain European Discovery Services sites), as well as foreign currency translation.
(2) These adjustments primarily include amortization related to intangible assets, as well as the purchase accounting step-up on inventory and certain long-term biological assets.
(3) These adjustments include costs related to the evaluation and integration of acquisitions and divestitures, as well as a net loss on divestitures and other transaction-related tax adjustments.
(4) This adjustment is related to the third-quarter benefit associated with the reversal of acquired tax reserves following newly enacted tax legislation and completion of certain tax requirements in a foreign jurisdiction.
(5) These adjustments primarily include site consolidation (including site transition costs), severance, impairment, third-party consulting and professional services, and other costs related to the Company’s restructuring actions and efficiency initiatives. These adjustments also include gains and/or losses on the sale of certain assets and real estate.
(6) These adjustments primarily include: (i) certain venture capital and other strategic investment losses/(gains), net. This item only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments; and (ii) reductions to a previous $27 million inventory charge associated with a non-human primate (NHP) supply matter. As a result of the resolution of the U.S. government investigations during fiscal year 2025, certain NHPs were subsequently utilized.

Webcast
Charles River has scheduled a live webcast on Wednesday, November 4, 2026, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Exhibit 99.1
Non-GAAP Reconciliations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.
Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as non-GAAP earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees, certain transition costs, and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest, including the divestitures of our CDMO and Cell Solutions businesses, the sale of certain of our European Discovery Services sites, and the sale of certain assets including real estate; severance and other costs associated with our restructuring initiatives; investment gains or losses associated with our venture capital and certain other strategic equity investments; certain legal costs and adjustments related to an NHP inventory charge in our DSA segment related to now concluded U.S. government investigations into the NHP supply chain; legal and advisory costs related to entering into a Cooperation Agreement with a shareholder; tax effect of all of the aforementioned matters; and adjustments related to the derecognition of certain deferred tax assets due to the CDMO Gene Therapy intangible asset impairment charge, the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure, the revaluation of deferred tax liabilities as a result of foreign tax legislation, and the tax benefit recognized as a result of the changes in tax law enacted in a foreign jurisdiction. This press release also refers to our revenue on both a GAAP and non-GAAP basis: on a non-GAAP basis, we define “organic revenue growth” as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition.

Exhibit 99.1
Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding: the projected and/or anticipated future financial performance of Charles River and our specific businesses, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, and enhanced efficiency initiatives, including our Create the Future initiative; our expectations with respect to our ability to gain market share; our ability to create long-term value for our shareholders and successfully execute on our strategic initiatives, including our Pathway to Purpose strategic vision, and the impact and results of such initiatives; the Company’s plans or prospects, expectations and long-term goals associated with our business; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to booking trends and the impacts thereof; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures, including the acquisition of the assets of K.F. (Cambodia) Ltd. and of PathoQuest SAS, the divestitures of the Company's CDMO and Cell Solutions businesses, the sale of certain of our European Discovery Services sites, and the sale of certain assets including real estate; our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; ability to gain market share and capitalize on business and growth opportunities; the impact of our restructuring initiatives, including annualized savings; and the impact of our stock repurchase authorization. Forward-looking statements are based on Charles River’s current expectations and beliefs, speak only as of the date of this press release, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the impact of NHP supply constraints; changes and uncertainties in the global economy and financial markets, including

Exhibit 99.1
disruptions in the global economy caused by geopolitical conflicts; the ability to successfully integrate businesses we acquire, and risks and uncertainties associated with businesses that we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; demand and booking trends; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; the impact of unauthorized access into our information systems; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 18, 2026, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River. Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:    Media Contact:
Todd Spencer    Amy Cianciaruso
Corporate Vice President,    Corporate Senior Vice President,
Investor Relations    Chief Communications Officer
781.222.6455    781.222.6168
todd.spencer@crl.com    amy.cianciaruso@crl.com

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

Service revenue	$780,341	$808,042	$2,386,780	$2,446,801
Product revenue	202,391	196,810	595,860	574,354
Total revenue	982,732	1,004,852	2,982,640	3,021,155
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	522,836	572,635	1,683,750	1,734,939
Cost of products sold (excluding amortization of intangible assets)	102,026	93,425	282,982	272,625
Selling, general and administrative	140,591	177,589	528,910	546,937
Amortization of intangible assets	14,641	27,404	44,575	158,052
Operating income	202,638	133,799	442,423	308,602
Other income (expense):
Interest income	958	1,422	3,023	3,923
Interest expense	(28,525)	(25,403)	(85,607)	(83,254)
Other expense, net	(4,414)	(22,618)	(165,954)	(34,675)
Income before income taxes	170,657	87,200	193,885	194,596
Provision (benefit) for income taxes	(163,787)	31,644	(124,997)	60,469
Net income	334,444	55,556	318,882	134,127
Less: Net income attributable to noncontrolling interests	1,377	1,134	2,140	1,910
Net income attributable to common shareholders	$333,067	$54,422	$316,742	$132,217

Earnings per common share
Basic	$6.97	$1.11	$6.56	$2.66
Diluted	$6.86	$1.10	$6.48	$2.65

Weighted-average number of common shares outstanding
Basic	47,803	49,213	48,258	49,680
Diluted	48,584	49,426	48,899	49,866

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	September 26, 2026	December 27, 2025
Assets
Current assets:
Cash and cash equivalents	$200,381	$213,770
Trade receivables and contract assets, net of allowances for credit losses of $10,511 and $10,463, respectively	735,305	708,856
Inventories	319,638	299,103
Prepaid assets	97,265	96,108
Other current assets	182,439	129,212
Total current assets	1,535,028	1,447,049
Property, plant and equipment, net	1,497,335	1,655,219
Venture capital and strategic equity investments	194,521	206,972
Operating lease right-of-use assets, net	332,330	361,415
Goodwill	3,084,112	2,764,253
Intangible assets, net	238,662	339,995
Deferred tax assets	67,467	67,334
Other assets	502,052	293,185
Total assets	$7,451,507	$7,135,422

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$144,507	$148,800
Accrued compensation	225,937	268,854
Deferred revenue	204,204	210,418
Accrued liabilities	285,737	270,085
Other current liabilities	228,873	222,158
Total current liabilities	1,089,258	1,120,315
Long-term debt, net and finance leases	2,443,461	2,136,360
Operating lease right-of-use liabilities	405,351	434,048
Deferred tax liabilities	81,815	95,203
Other long-term liabilities	156,356	138,302
Total liabilities	4,176,241	3,924,228
Redeemable noncontrolling interests	43,173	41,263
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 49,699 shares issued and 47,876 shares outstanding as of September 26, 2026, and 49,217 shares issued and outstanding as of December 27, 2025	497	492
Additional paid-in capital	2,035,124	1,947,301
Retained earnings	1,705,362	1,388,620
Treasury stock, at cost, 1,823 and zero shares, as of September 26, 2026 and December 27, 2025, respectively	(323,281)	—
Accumulated other comprehensive loss	(190,691)	(171,783)
Total Charles River Laboratories International, Inc. equity	3,227,011	3,164,630
Nonredeemable noncontrolling interest	5,082	5,301
Total equity	3,232,093	3,169,931
Total liabilities, redeemable noncontrolling interests and equity	$7,451,507	$7,135,422

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)
	Nine Months Ended
	September 26, 2026	September 27, 2025
Cash flows relating to operating activities
Net income	$318,882	$134,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206,701	325,035
Long-lived asset impairments	27,171	36,185
Stock-based compensation	62,929	53,451
Deferred income taxes	(4,089)	(15,122)
Reversal of an unrecognized tax benefit reserve and related interest and penalties	(245,638)	—
Write down of inventories	4,033	10,697
(Gains) losses and impairments on venture capital and strategic equity investments, net	(4,897)	33,955
(Gain) loss on sale of assets	(37,776)	982
Provision for credit losses	1,935	4,559
(Gain) loss on divestitures, net	180,300	(3,376)
Other, net	(8,538)	2,324
Changes in assets and liabilities:
Trade receivables and contract assets, net	(110,271)	8,106
Inventories	64,440	(45,280)
Accounts payable	25,601	40,747
Accrued compensation	(26,898)	81,870
Deferred revenue	6,227	(12,319)
Customer contract deposits	12,681	(533)
Other assets and liabilities, net	2,094	(65,282)
Net cash provided by operating activities	474,887	590,126
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(467,254)	—
Capital expenditures	(133,823)	(130,202)
Purchases of investments and contributions to venture capital investments	(14,718)	(12,544)
Proceeds from sale of investments	18,876	5,637
Proceeds from surrender of life insurance policies	58,127	—
Proceeds from sale of businesses and assets, net	176,563	17,441
Other, net	(7,292)	3,154
Net cash used in investing activities	(369,521)	(116,514)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	1,420,223	1,070,861
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,081,266)	(1,141,500)
Proceeds from exercises of stock options	29,733	3
Purchase of treasury stock	(324,105)	(360,577)
Payment of contingent consideration and deferred acquisition consideration	(111,394)	(21,822)
Purchase of remaining equity interests of other redeemable noncontrolling interest	—	(19,140)
Other, net	(4,274)	(12,687)
Net cash used in financing activities	(71,083)	(484,862)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,199)	14,900
Net change in cash, cash equivalents, and restricted cash	33,084	3,650
Cash, cash equivalents, and restricted cash, beginning of period	215,997	205,570
Cash, cash equivalents, and restricted cash, end of period	$249,081	$209,220

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

		Three Months Ended		Nine Months Ended
		September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Discovery and Safety Assessment
	Revenue	$596,322	$600,685	$1,799,752	$1,811,323
	Operating income	172,376	123,153	400,650	339,886
	Operating income as a % of revenue	28.9%	20.5%	22.3%	18.8%
	Add back:
	Amortization related to acquisitions	22,388	19,198	57,671	55,581
	Acquisition, integration, and divestiture-related adjustments (2)	(43,603)	2,407	(35,368)	4,755
	Severance	4,487	(148)	8,193	5,068
	Asset impairment	—	693	3,261	22,390
	Cost savings and efficiency initiatives (3)	5,173	3,985	13,952	10,690
	Third-party legal and advisory costs and certain related items (4)	(1,272)	3,242	(8,414)	25,029
	Total non-GAAP adjustments to operating income	$(12,827)	$29,377	$39,295	$123,513
	Operating income, excluding non-GAAP adjustments	$159,549	$152,530	$439,945	$463,399
	Non-GAAP operating income as a % of revenue	26.8%	25.4%	24.4%	25.6%

	Depreciation and amortization	$45,281	$44,001	$126,828	$128,660
	Capital expenditures	$30,048	$25,709	$87,990	$78,730

Manufacturing Solutions
	Revenue	$178,878	$190,693	$557,514	$570,014
	Operating income	63,835	39,926	176,280	43,367
	Operating income as a % of revenue	35.7%	20.9%	31.6%	7.6%
	Add back:
	Amortization related to acquisitions (5)	2,145	8,265	6,151	100,675
	Acquisition, integration, and divestiture-related adjustments (2)	1,431	—	4,195	—
	Severance	1,348	1,281	806	3,102
	Asset impairment	316	91	567	6,449
	Cost savings and efficiency initiatives (3)	—	1,263	1,511	4,239
	Total non-GAAP adjustments to operating income	$5,240	$10,900	$13,230	$114,465
	Operating income, excluding non-GAAP adjustments	$69,075	$50,826	$189,510	$157,832
	Non-GAAP operating income as a % of revenue	38.6%	26.7%	34.0%	27.7%

	Depreciation and amortization	$7,784	$17,377	$23,572	$127,343
	Capital expenditures	$6,839	$5,191	$18,747	$33,631

Research Models and Services
	Revenue	$207,532	$213,474	$625,374	$639,818
	Operating income	41,240	34,553	127,290	113,944
	Operating income as a % of revenue	19.9%	16.2%	20.4%	17.8%
	Add back:
	Amortization related to acquisitions	7,063	12,905	21,601	36,266
	Acquisition, integration, and divestiture-related adjustments (2)	—	—	67	14
	Severance	817	136	1,453	3,664
	Asset impairment	—	4,635	22,031	7,458
	Cost savings and efficiency initiatives (3)	1,598	1,053	(18,935)	3,545
	Total non-GAAP adjustments to operating income	$9,478	$18,729	$26,217	$50,947
	Operating income, excluding non-GAAP adjustments	$50,718	$53,282	$153,507	$164,891
	Non-GAAP operating income as a % of revenue	24.4%	25.0%	24.5%	25.8%

	Depreciation and amortization	$16,145	$21,939	$48,018	$63,410
	Capital expenditures	$9,411	$3,173	$25,968	$14,099

Unallocated Corporate Overhead		$(74,813)	$(63,833)	$(261,797)	$(188,595)
	Add back:
	Acquisition, integration, and divestiture-related adjustments (2)	10,258	772	45,020	3,663
	Severance	2,467	3,527	7,138	5,103
	Asset impairment	422	—	965	184
	Cost savings and efficiency initiatives (3)	8,106	767	19,803	1,436
	Third-party legal and advisory costs (4)	—	(146)	—	6,230
	Total non-GAAP adjustments to operating expense	$21,253	$4,920	$72,926	$16,616
	Unallocated corporate overhead, excluding non-GAAP adjustments	$(53,560)	$(58,913)	$(188,871)	$(171,979)

Total
	Revenue	$982,732	$1,004,852	$2,982,640	$3,021,155
	Operating income	202,638	133,799	442,423	308,602
	Operating income as a % of revenue	20.6%	13.3%	14.8%	10.2%
	Add back:
	Amortization related to acquisitions (5)	31,596	40,368	85,423	192,522
	Acquisition, integration, and divestiture-related adjustments (2)	(31,914)	3,179	13,914	8,432
	Severance	9,119	4,796	17,590	16,937
	Asset impairment	738	5,419	26,824	36,481
	Cost savings and efficiency initiatives (3)	14,877	7,068	16,331	19,910
	Third-party legal and advisory costs and certain related items (4)	(1,272)	3,096	(8,414)	31,259
	Total non-GAAP adjustments to operating income	$23,144	$63,926	$151,668	$305,541
	Operating income, excluding non-GAAP adjustments	$225,782	$197,725	$594,091	$614,143
	Non-GAAP operating income as a % of revenue	23.0%	19.7%	19.9%	20.3%

	Depreciation and amortization	$72,260	$85,164	$206,701	$325,035
	Capital expenditures	$46,810	$35,580	$133,823	$130,202

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, certain compensation costs, and related costs; as well as fair value adjustments associated with contingent consideration arrangements. For the three and nine months ended September 26, 2026, this amount includes a $44.6 million tax benefit resulting from newly enacted tax legislation and completion of certain tax requirements in a foreign jurisdiction within the Discovery and Safety Assessment reportable segment.
(3)	Cost savings and efficiency initiatives in 2026 primarily include site consolidation charges related to recent site optimization activities, cost of professional services related to certain improvement initiatives, and a pre-tax gain of $38.5 million in connection with the sale of certain assets in Wilmington, Massachusetts. The gain was recognized within the RMS reportable segment and unallocated corporate for $23.2 million and $15.3 million, respectively.
(4)	Within the DSA business, third‑party legal and advisory costs incurred during fiscal 2025 relate to U.S. government investigations into the NHP supply chain, which were concluded in fiscal 2025. Also included within DSA results for fiscal 2026 is the utilization of previously written‑down NHP inventory, resulting in partial reversals of the $27 million inventory charge recorded in fiscal 2024 following the resolution of the matter in fiscal 2025. Within Unallocated Corporate, third-party legal and advisory costs incurred during fiscal 2025 are associated with the execution of the Cooperation Agreement with a shareholder.
(5)	Amortization related to acquisitions for the nine months ended September 27, 2025 includes $71.0 million of accelerated amortization of certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions reportable segment.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

Net income available to Charles River Laboratories International, Inc. common shareholders	$333,067	$54,422	$316,742	$132,217
Add back:
Non-GAAP adjustments to operating income (2)	22,123	62,632	148,586	302,104
Venture capital and strategic equity investment losses and impairments, net	2,231	20,201	(4,636)	31,594
(Gain) loss on divestitures (3)	461	—	180,687	(3,376)
Accretion of deferred acquisition consideration (4)	1,081	—	2,741	—
Tax effect of non-GAAP adjustments:
Enacted tax law changes	—	3,236	—	3,236
Tax impact of divestitures	—	—	(35,652)	—
Interest on acquired uncertain tax positions	—	—	11,271	—
Reversal of an unrecognized tax benefit reserve and related interest and penalties (5)	(201,057)	—	(201,057)	—
Tax effect of the remaining non-GAAP adjustments	(7,778)	(20,148)	(20,620)	(72,330)
Net income available to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$150,128	$120,343	$398,062	$393,445

Weighted average shares outstanding - Basic	47,803	49,213	48,258	49,680
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	781	213	641	186
Weighted average shares outstanding - Diluted	48,584	49,426	48,899	49,866

Earnings per share attributable to common shareholders:
Basic	$6.97	$1.11	$6.56	$2.66
Diluted	$6.86	$1.10	$6.48	$2.65

Basic, excluding non-GAAP adjustments	$3.14	$2.45	$8.25	$7.92
Diluted, excluding non-GAAP adjustments	$3.09	$2.43	$8.14	$7.89

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount excludes non-GAAP adjustments attributable to noncontrolling interest holders.
(3)
The amount included in the nine month period ended September 26, 2026 primarily reflects a $181.7 million loss on the CDMO and Cell Solutions Divestiture, net with a $1.4 million gain on the European Discovery Divestiture. The amount included in 2025 relates to a gain on the sale of a DSA site.

(4)	Represents non-cash interest expense recognized from the accretion of deferred purchase consideration associated with the Cambodia NHP Supplier acquisition.
(5)	The amount included in the nine month period ended September 26, 2026 reflects the tax benefit resulting from the reversal of an unrecognized tax benefit reserve following newly enacted tax legislation and completion of certain tax requirements in a foreign jurisdiction.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended September 26, 2026	Total CRL	DSA Segment	MS Segment	RMS Segment

Revenue growth, reported	(2.2)%	(0.7)%	(6.2)%	(2.8)%
(Increase) decrease due to foreign exchange	—%	0.2%	0.2%	(0.7)%
Contribution from acquisitions (2)	(0.2)%	—%	(0.8)%	—%
Impact of divestitures (3)	7.1%	6.4%	14.2%	2.9%
Non-GAAP revenue growth, organic (4)	4.7%	5.9%	7.4%	(0.6)%

Nine Months Ended September 26, 2026	Total CRL	DSA Segment	MS Segment	RMS Segment

Revenue growth, reported	(1.3)%	(0.6)%	(2.2)%	(2.3)%
(Increase) decrease due to foreign exchange	(1.1)%	(0.8)%	(1.5)%	(1.8)%
Contribution from acquisitions (2)	(0.1)%	—%	(0.6)%	—%
Impact of divestitures (3)	3.5%	2.9%	8.1%	1.6%
Non-GAAP revenue growth, organic (4)	1.0%	1.5%	3.8%	(2.5)%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Impact of divestitures relates to the sale of certain European Discovery Services businesses in May 2026 within the DSA reportable segment as well as the sale of the CDMO and Cell Solutions businesses in May 2026 within the Manufacturing reportable segment and RMS reportable segment, respectively.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures and foreign exchange.